SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form10-12g

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section12(b) or (g)of the Securities Exchange Act of 1934

Nine Alliance Science & Technology Group.

(Exact name of Registrant as specified in its charter)

Nevada	35-2515740
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7325 Oswego Road Liverpool, NY 13090
(Address of principal executive offices)

(315) 451-7515

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered
Common Shares, par value $0.001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of a “large, accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging Growth Company	☐

EXPLANATORY NOTE

This registration statement on Form10 (the “Registration Statement”) is being filed by Nine Alliance Science & Technology Group in order to register common stock of the Company voluntarily pursuant to Section 12(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act ”). The Company is not required to file this Registration Statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.  The registration statement, including exhibits, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, 100 F Street, NW, Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at l.800.SEC.0330. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with it. The address of the SEC’s Website is http://www.sec.gov.

 FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. Although management believes that the assumptions underlying the forward looking statements included in this registration statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this registration statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements unless required by applicable laws or regulations.

Table of Contents

For Form 10

Of

Nine Alliance Science & Technology Group

		Page

Item 1.	Business	4

Item 1A.	Risk Factors	4

Item 2.	Financial Information	4

Item 3.	Properties	7

Item 4.	Security Ownership of Certain Beneficial Owners and Management	7

Item 5.	Directors and Officers	6

Item 6.	Executive Compensation	8

Item 7.	Certain Relationships and Related Transactions, and Director Independence	9

Item 8.	Legal Proceedings	9

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	9

Item 10.	Recent Sales of Unregistered Securities	10

Item 11.	Description of Registrant’s Securities to be Registered	10

Item 12.	Indemnification of Directors and Officers	11

Item 13.	Financial Statements and Supplementary Data	11

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	11

Item 15.	Exhibits, Financial Statement Schedules	12

Nine Alliance Science & Technology Group

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item1. Business.

Organizational History.

Nine Alliance Science & Technology Group (“Nine Alliance”, “We”, or the “Company”) was incorporated in the State of Nevada on September 12, 2014, under the name Paramount Supply Inc. On September 29, 2017, our name was changed to Nine Alliance Science & Technology Group to reflect the nature of our operations more accurately. The Company is not a “blank check company,” as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, as amended, because it always had a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements, or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger. We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our sole officer and director, engaging in market research, entering into supply agreements and generating some revenues. We received our initial funding of $4,000 from our sole officer and director at that time who purchased 4,000,000 shares of common stock at $0.001 per share. On September 2, 2015 the Company issued 1,000,000 shares of common stock for a purchase price of $0.04 to 30 independent investors pursuant to an offering on Registration Statement on Form S-1. The Company received proceeds of $40,000.  Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a start-up company which was in the business of marketing and distributing Ladies Fashion Handbag products. We intend to use the net proceeds from the initial offering to develop our business operations. We completed our offering pursuant to a Registration Statement on Form S-1 which provided funding of $40,000 for the next twelve months. After twelve months period we needed additional financing.  Our President and a Director has agreed to loan the Company funds; however, he has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company. The Company’s principal offices are located at 7325 Oswego Road, Liverpool, NY 1309040

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the Company; (ii) development of our business plan; (iii) market research related to Ladies Fashion Handbag products, and (iv) entering into supply agreements. We have generated revenues of $277,474 since inception.

On June 2, 2021 we filed a termination of our registration statement on Form 15-15Dpursuant to Rule 15d-6 and our termination becomes effective 90 days thereafter.  The Company has since been seeking a merger target and has been evaluating various opportunities.

Our Business

The Company is currently attempting to locate and negotiate with eligible portfolio companies to acquire an interest in them. In addition to acquiring an interest in them, the Company intends to assist these portfolio companies with raising capital and offer them substantial managerial assistance needed to succeed.

Employees

As of the date of this registration statement filed on Form 10, we have no employees.

Item1A. Risk Factors.

We are a smaller reporting company and therefore not required to provide this information in our Form 10 registration statement.

Item2. Financial Information.

Selected Financial Information

We are a smaller reporting company and therefore not required to provide this information in our Form 10 registration statement.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

Overview

The following discussion and analysis of our financial condition and results of operations (“MD&A”) should be read in conjunction with our financial statements and the accompanying notes to the financial statements included in this Form 10-K.

The MD&A is based on our financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Background

We are not currently engaged in any business operations. We are, however, in the process of attempting to identify, locate, and if warranted, acquire new commercial opportunities.

Limited revenue has been generated by the Company. It is unlikely the Company will have any future revenues unless it is able to effect an acquisition or merger with an operating company, of which there can be no assurance. The Company’s plan of operation for the remainder of the fiscal year shall be to continue its efforts to locate suitable acquisition candidates. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with funds to be loaned to or invested in us by our stockholders, management or other investors.

During the next 12 months we anticipate incurring costs related to:

(i)	filing of Exchange Act reports, and

(ii)	investigating, analyzing and consummating an acquisition.

We believe we will be able to meet these costs through use of funds to be loaned by or invested in us by our stockholders, management or other investors. There are no assurances that such funds will be advanced or that the Company will be able to secure any additional funding as needed.

Results of Operations

Working Capital	March 31	September 30
	2021	2020

Current Assets	$-	$-
Current Liabilities	25,124	18,985
Working Capital (Deficit)	$(25,124)	$(18,985)

Cash Flows	March 31	March 31
	2021	2020

Cash Flows from (used in) Operating Activities	$(4,320)	$-
Cash Flows from (used in) Financing Activities	4,320	-
Net Increase (decrease) in Cash During Period	$-	$-

Three and Six Months Ended March 31, 2021 compared to Three and Six Month Ended March 31, 2020

Operating Revenues

We have generated no revenues for the three months and nine months ended March 31, 2021.

Operating Expenses and Net Loss

Operating expenses for the three months ended March 31, 2021 were $4,782 compared with $300 for the three months ended March 31, 2020.  The increase in operating expenses were attributable to an increase in general and administrative expenses from $300 for the three months ended March 31, 2020, to $625 for the three months ended March 31, 2021 and an increase in professional fees from $0 for the three months ended March 31, 2020 to $4,157 for the three months ended March 31, 2021.

Operating expenses for the six months ended March 31, 2021, were $8,139 compared with $600 for the six months ended March 31, 2020. The increase in operating expenses were attributable to an increase in general and administrative expenses from $600 for the six months ended March 31, 2020, to $970 for the six months ended March 31, 2021 and an increase in professional fees from $0 for the six months ended March 31, 2020 to $8.139 for the six months ended March 31, 2021.

 During the three months ended March 31, 2021, the Company recorded a net loss of $4,782, compared with net loss of $300 for the three months ended March 31, 2020.

During the six months ended March 31, 2021, the Company recorded a net loss of $8,139, compared with net loss of $600 for the six months ended March 31, 2020.

Liquidity and Capital Resources

 As of March 31, 2021, the Company's cash balance was $0 compared to cash balance of $0 as of September 30, 2020. As of March 31, 2021, the Company's total assets were $0 compared to total assets of $0 as of September 30, 2020.

  As of March 31, 2021, the Company had total liabilities of $25,124 compared with total liabilities of $18,985 as of September 30, 2020. The increase in total liabilities is attributed to an increase in account payable from $10,522 for the year ended September 30, 2020, to $10,841 for the six months ended March 31, 2021, an increase in accounts payable – related party from $2,000 for the year ended September 30, 2020 to $3,500 for the six months ended March 31, 2021, an increase in notes payable from $4,160 for the year ended September 30, 2020 to $8,480 for the six months ended March 31, 2021.

 As of March 31, 2021, the Company has a working capital deficit of $25,124 compared with working capital deficit of $18,985 at September 30, 2020.

Cashflow from Operating Activities

During the six months ended March 31, 2021. the Company used $4,320 cash for operating activities compared to the use of $0 cash for operating activities during the six months ended March 31, 2020.

Cashflow from Financing Activities

During the six months ended March 31, 2021 the company received $4,320 in cash from financing activities compared to receiving $0 in cash from financing activity for the six months ended March 31, 2020.

Subsequent Developments

On May 25, 2021, Joseph Passalaqua, an officer and Related Party advanced the Company $500 to cover the Company’s Transfer Agent fees. This amount is non-interest bearing, payable on demand and unsecured.

On May 28, 2021, Joseph Passalaqua, an officer and Related Party advanced the Company $4,933 to cover the Company’s Auditor/CPA fees. This amount is non-interest bearing, payable on demand and unsecured.

The Company evaluated all other events or transactions that occurred after March 31, 2021through June 10, 2021. The Company determined that it does not have any other subsequent event requiring recording or disclosure in the financial statements for the six months ended March 31, 2021.

Year Ended September 30, 2020 Compared to Year Ended September 30, 2019

Operating Revenues

We have generated revenues of $0 and $0 for the years ended September 30, 2020 and 2019.

Operating Expenses and Net Loss

Operating expenses for the year ended September 30, 2020, were $8,737 compared with $4,595 for the year ended September 30, 2019.  The increase in operating expenses were attributable to an increase in general and administrative expenses from $1,200 for the year ended September 30, 2019 to $3.860 to the year ended September 30, 2020 and an increase in professional fees from $3,395 for the year ended September 30, 2019 to $4,877 to the year ended September 30, 2020.

During the year ended September 30, 2020, the Company recorded a net loss of $8,737, compared with net loss of $4,595 for the year ended September 30, 2019.

Liquidity and Capital Resources

As of September 30, 2020, the Company's cash balance was $0 compared to cash balance of $0 as of September 30, 2019. As of September 30, 2020, the Company's total assets were $0 compared to total assets of $0 as of September 30, 2019.

As of September 30, 2020, the Company had total liabilities of $18,985 compared with total liabilities of $10,248 as of September 30, 2019. The increase in total liabilities is attributed to an increase in accounts payable from $6,945 on September 30, 2019 to $10,522 on September 30, 2020, an increase in accounts payable - related parties from $1,000 on September 30,2019 to $2,000 on September 30, 2020 and an increase in notes payable - related parties from $0 on September 30,2019 to $4,160 on September 30, 2020.

As of September 30, 2020, the Company has a working capital deficit of $18,985 compared with working capital deficit of $10,248 at September 30, 2019 with the increase in the working capital deficit attributed to an increase in accounts payable from $6,945 on September 30, 2019 to $10,522 on September 30, 2020, an increase in accounts payable - related parties from $1,000 on September 30,2019 to $2,000 on September 30, 2020 and an increase in notes payable - related parties from $0 on September 30,2019 to $4,160 on September 30, 2020.

Cashflows from Operating Activities

During the year ended September 30, 2020, the Company used $4,160 cash for operating activities compared to the use of $0 cash for operating activities during the year ended September 30, 2019.

Cashflows from Financing Activities

During the year ended September 30, 2020 the company received $4,160 in cash from financing activities compared to receiving $0 in cash from financing activity for the year ended September 30, 2019.

Going Concern

We have not attained profitable operations and are dependent upon the continued financial support from our shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from our future business. These factors raise substantial doubt regarding our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our ability to continue as a going concern is also dependent on our ability to find a suitable target company and enter into a possible reverse merger with such company. Management’s plan includes obtaining additional funds by equity financing through a reverse merger transaction and/or related party advances; however, there is no assurance of additional funding being available.

The Company, as of the date of this filing had approximately $0 in cash and has not earned any significant revenues from operations to date. In the previous two fiscal years our operating expenses were $8,737 and $4,595 in the years ended September 30, 2109 and September 30, 2020 respectively, consisting primarily of professional fees, administrative expenses and filing fees. The ongoing expenses of the Company will be related to seeking out a suitable acquisition as well as mandatory filing requirements including our reporting requirements under the Securities Exchange Act of 1934 upon effectiveness of this registration statement.

The Company continues to rely on borrowings and financings either arranged by the Company’s President or through entities controlled by the President. In the next 12 months we expect to incur expenses equal to approximately $10,000 related to legal, accounting, audit, and other professional service fees incurred in relation to the Company’s Exchange Act filing requirements. The costs related to the acquisition of a business combination target company vary widely and are dependent on a variety of factors including, but not limited to, the amount of time it takes to complete a business combination, the location of the target company, the size and complexity of the business of the target company, whether stockholders of the Company prior to the transaction will retain equity in the Company, the scope of the due diligence investigation required, the involvement of the Company’s auditors in the transaction, possible changes in the Company’s capital structure in connection with the transaction, and whether funds may be raised contemporaneously with the transaction. Therefore, we believe such costs are unascertainable until the Company identifies a business combination target. These conditions raise substantial doubt about our ability to continue as a going concern. The Company is currently devoting its efforts to locating merger candidates. The Company’s ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. Our management believes that the public company status that results from a combination with the Company will provide such company greater access to the capital markets, increase its visibility in the investment community, and offer the opportunity to utilize its stock to make acquisitions. There is no assurance that we will in fact have access to additional capital or financing as a public company. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Our officer and director has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

The Company anticipates that the selection of a business combination will be complex and extremely risky. While the Company is in a competitive market with a small number of business opportunities, through information obtained from industry professionals including attorneys, investment bankers, and other consultants with experience in the reverse merger industry, our management believes that there are opportunities for a business combination with firms seeking the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

We do not currently intend to retain any entity to act as a “finder” to identify and analyze the merits of potential target businesses.

We have not established a specific timeline nor have we created a specific plan to identify an acquisition target and consummate a business combination. We expect that our management and the Company, through its various contacts and affiliations with other entities will locate a business combination target. We expect that funds in the amount of approximately $20,000 will be required in order for the Company to satisfy its Exchange Act reporting requirements during the next 12 months, in addition to any other funds that will be required in order to complete a business combination. Such funds can only be estimated upon identifying a business combination target. Our management and stockholders have indicated an intent to advance funds on behalf of the Company as needed in order to accomplish its business plan and comply with its Exchange Act reporting requirements, however, there are no agreements in effect between the Company and our management or stockholders specifically requiring they provide any funds to the Company. Therefore, there are no assurances that the Company will be able to obtain the required financing as needed in order to consummate a business combination transaction.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Default on Notes

There are currently no notes in default.

Other Contractual Obligations

As of the years September 30, 2020 and September 30, 2019, we did not have any contractual obligations.

Item3. Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its President at no cost. Given the limited need of the Company, management believes that the office space is more than suitable and adequate. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item4. Security Ownership of Certain Beneficial Owners and Management.

Principal Stockholders

The following table sets forth, as of March 31, 2021, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of Common Stock of the Company.

Beneficial Owner	Number of Shares Beneficially Owned	Percent
Friction & Heat, LLC	70,000,000	93.33%
Tongqing Bao	4,000,000	5.33%
Named Executive Officers and Directors:
Joseph C. Passalaqua – owns Friction & Heat LLC	70,000,000	93.33%
All executive officers and directors as a group (1 person)	70,000,000	93.33%

Item5. Directors and Executive Officers.

Our Board of Directors

The following table sets forth information regarding our current directors and each director nominee, as of the date of filing.

Name	Position	Age	Director Since
Joseph C. Passalaqua	Director	72	2019

Joseph C. Passalaqua

Mr. Passalaqua, 70, was employed by Summit Auto Group from 2012 through 2016. He became President of Plantation Corp., in January of 2010. He is the owner of Prime Auto Group, LLC which he formed in August 2015.

Our Executive Officers

We designate persons serving in the following positions as our named executive officers: our chief executive officer, chief financial officer. The following table sets forth information regarding our executive officers as of the dated of this filing, February --, 2021.

Name	Principal Occupation	Age	Office
Joseph C. Passalaqua	Chief Executive Officer, Chief Financial Officer and Secretary	72	Since 2019

Joseph C. Passalaqua’s biographical summary is included under “Our Board of Directors.

Item6. Executive Compensation.

Summary Compensation Table

The following table sets forth information concerning the compensation of our principal executive officer, our principal financial officer and each of our other executive officers during 2019 and 2020.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compen- sation ($)	Non- Qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)

Joseph C. Passalaqua	2019	$0	$0	$0	$0	$0	$0	$0	$0
(Principal Chief Executive Officer, Chief Financial Officer, Secretary and Director)	2020	$0	$0	$0	$0	$0	$0	$0	$0

Employment Agreements

The Company does not have employment agreements with any of its officers or directors and there are no other employees.

Directors Compensation

No director received compensation for services rendered in any capacity to us during the fiscal years ended September 30, 2019 and September 30, 2020.

Indemnification of Directors and Officers

Our Articles of Incorporation, as amended and restated, and our Bylaws provide for mandatory indemnification of our officers and directors, except where such person has been adjudicated liable by reason of his negligence or willful misconduct toward the Company or such other corporation in the performance of his duties as such officer or director. Our Bylaws also authorize the purchase of director and officer liability insurance to insure them against any liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have the power to indemnify such person under the applicable law.

Compensation Committee Interlocks and Insider Participation

We have not established a compensation committee. We are not currently subject to any law, rule or regulation requiring that we establish a compensation committee.

Item7. Certain Relationships and Related Transactions.

Other than as described herein, none of our directors or executive officers, nor any person who beneficially owns, directly or indirectly, shares carrying more than five percent of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in- laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

We do not have a specific policy or procedure for the review, approval, or ratification of any transaction involving related persons. We historically have sought and obtained funding from officers, directors, and family members as these categories of persons are familiar with our management and often provide better terms and conditions than we can obtain from unassociated sources. Also, we are so small that having specific policies or procedures of this type would be unworkable.

Item8. Legal Proceedings.

None.

Item9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

(a) Market Information

Our common stock trades on the OTC PINK Exchange under the ticker symbol “JMKJ” The following table sets forth, for the periods indicated, the high and low closing sales prices of our common stock (where the end of the quarter was on a weekend or holiday and in cases where there was otherwise no trading activity, the high and low prices nearest and prior to the date have been used):

FISCAL YEAR ENDED SEPTEMBER 30, 2019:	High	Low
December 31, 2918	$0.51	$0.51
June 30, 2019	$0.51	$0.51
September 30. 2019	$0.51	$0.51
December 31, 2019	$0.51	$0.51

FISCAL YEAR ENDED SEPTEMBER 30, 2020:
December 31, 2019	$10.00	$10.00
March 31, 2020	$10.00	$10.00
June 30, 2020	$10.00	$10.00
September 30, 2020	$10.00	$10.00

(b) Holders

As of March 31, 2021, there were approximately 40 holders of record of our common stock, not including holders who hold their shares in street name and as of the same date 500 shares are held in “street name,” largely from the Company’s initial registration.

(c) Dividends

The Company has never declared or paid any cash dividends. It is the present policy of the Company to retain earnings to finance the growth and development of the business and, therefore, the Company does not anticipate paying dividends on its Common Stock in the foreseeable future.

(d) Equity Compensation Plan Information

The Company does not currently have an equity compensation plan but intends to adopt one in the future. In lieu of an equity compensation plan the Company has granted shares of restricted stock to its officers, directors and others for services periodically and as part of some of the officers’ employment agreements.

(e) Information Related to Outstanding Shares

As of December 31, 2020, there were 75,000,000 shares of our common stock issued and outstanding.

All of our issued and outstanding common shares (of which 70.000,000 shares are owned by our sole officer, and director) were issued and have been paid for and held for a period in excess of six months and are eligible to be resold pursuant to Rule 144 promulgated under the Securities Act when the Company has been reporting for 1 year and has ceased being a “shell company” as defined by Rule 144(i)..

The resale of our shares of common stock owned by officers, directors and affiliates is subject to the volume limitations of Rule 144. In general, Rule 144 permits our affiliate shareholders who have beneficially owned restricted shares of common stock for at least six months to sell without registration, within a three-month period, a number of shares not exceeding one percent of the then outstanding shares of common stock. Furthermore, if such shares are held for at least six months by a person not affiliated with the company (in general, a person who is not one of our executive officers, directors or principal shareholders during the three-month period prior to resale), such restricted shares can be sold without any volume limitation, provided all of the other requirements for resale under Rule 144 are applicable.

Item10. Recent Sales of Unregistered Securities.

During the Company’s 2020 and 2019 fiscal years ending September 30th, the Company had no sales of unregistered securities.

On October 31, 2020, the Company issued 70,000,000 shares of Common Stock to Friction & Heat LLC; Joseph Passalaqua as Managing Member, in exchange for debt in the amount of $2,000 paid to the Company’s Transfer Agent.

Item11. Description of Registrant’s Securities to be Registered.

DESCRIPTION OF SECURITIES

The authorized capital stock of Nine Alliance Science & Technology Group consists of 290,000,000 shares of Common Stock, $0.0001 par value per share (the “Common Stock”) and 10,000,000 shares of Preferred Stock, $0.0001 par value per share (the “Preferred”). As of March 31, 2021, there were 75,000,000 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

The following description of certain matters relating to Nine Alliance Science & Technology Group securities is a summary and is qualified in its entirety by the provisions of Nine Alliance Science & Technology Group Articlese of Incorporation, the Amendment to the Articles of Incorporation and Bylaws.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The holders of the common stock have the sole right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors in a Preferred Stock Designation.

In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of the State of Delaware. Accordingly, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors. All outstanding shares of the common stock are fully paid and nonassessable.

The laws of the State of Nevada provide that the affirmative vote of a majority of the holders of the outstanding shares of our common stock and is required to authorize any amendment to our articles of incorporation, any merger or consolidation of Nine Alliance Science & Technology Group with any corporation, or any liquidation or disposition of any substantial assets of Nine Alliance Science & Technology Group.

Preferred Stock

The Company has 10,000,000 authorized shares of Preferred Stock, none are issued and outstanding.

Options

The Company has not issued any options to purchase shares of its common stock, although it may establish a qualified option plan at some point in the future.

Item12. Indemnification of Directors and Officers.

Our articles provide to the fullest extent permitted by Nevada law, that our directors or officers shall not be personally liable to the Company or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our articles is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our articles are necessary to attract and retain qualified persons as directors and officers.

Nevada corporate law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

Item13. Financial Statements and Supplementary Data.

Report of Independent Registered Public Accounting Firm	16

Audited Balance Sheets as of September 30, 2020 and 2019	18

Audited Statements of Operations for Year Ended September 30, 2020 and 2019	19

Audited Statements of Changes in Stockholders' Deficit for Year Ended September 30, 2020 and 2019	20

Audited Statements of Cash Flows for Year Ended September 30, 2020 and 2019	21

Notes to Audited Financial Statements for Year Ended September 30, 2020 and 2019	22

Unaudited Balance Sheets as of March 31, 2021 and 2020	28

Unaudited Statements of Operations for Three and Six Months Ended March 31, 2021 and 2020	29

Unaudited Statements of Changes in Stockholders' Deficit for Six Months Ended March 31, 2021 and 2020	30

Unaudited Statements of Cash Flows for Six Months Ended March 31, 2021 and 2020	31

Notes to Unaudited Financial Statements for Six Months Ended March 31, 2021 and 2020	32

The financial statements required to be included in this registration statement appear at the end of the registration statement beginning on page 16. (see Item 15).

Item14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between us and our accountants on any matter of accounting principles, practices or financial statement disclosure.

Item15. Financial Statements and Exhibits.

(a)	Financial Statements

See the financial statements annexed to this Registration Statement which financial statements are incorporated herein by reference.

(b)	Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

3.1.1	Articles of Incorporation*

3.1.2	Amendment of Articles-Changing Name*

3.1.3	Restated Articles of Incorporation*

3.2.1	Bylaws of Nine Alliance Science & Technology Group (formerly Paramount Supply Inc.)*

23.1	Consent*

* Filed herewith

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NINE ALLIANCE SCIENCE & TECHNOLOGY GROUP

By:	/s/ Joseph Passalaqua
Name: Joseph Passalaqua Title: CEO, CFO, President and Director Date: June 14, 2021

NINE ALLIANCE SCIENCE & TECHNOLOGY GROUP

FINANCIAL STATEMENTS

SEPTEMBER 30, 2020 AND 2019

AND

MARCH 31, 2021 AND 2020

C O N T E N T S

Report of Independent Registered Public Accounting Firm	16

Audited Balance Sheets as of September 30, 2020 and 2019	18

Audited Statements of Operations for Year Ended September 30, 2020 and 2019	19

Audited Statements of Changes in Stockholders' Deficit for Year Ended September 30, 2020 and 2019	20

Audited Statements of Cash Flows for Year Ended September 30, 2020 and 2019	21

Notes to Audited Financial Statements for Year Ended September 30, 2020 and 2019	22

Unaudited Balance Sheets as of March 31, 2021 and 2020	28

Unaudited Statements of Operations for Three and Six Months Ended March 31, 2021 and 2020	29

Unaudited Statements of Changes in Stockholders' Deficit for Six Months Ended March 31, 2021 and 2020	30

Unaudited Statements of Cash Flows for Six Months Ended March 31, 2021 and 2020	31

Notes to Unaudited Financial Statements for Six Months Ended March 31, 2021 and 2020	32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors of Nine Alliance Science & Technology Group.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Nine Alliance Science & Technology Group ("the Company") as of September 30, 2020, and 2019, the related statements of operations, stockholder's equity (deficit), and cash flows, for each of the two years in the period ended September 30, 2020, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2020, and 2019, and the results of its operations and its cash flows for each of the two years in the period ended September 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Company was revived on September 22, 2020, after a motion and application was made by shareholders to appoint a Custodian of the Company based on prior management abandoning its responsibilities to continue making filings at the Nevada Secretary of State’s office and for failing to hold a shareholders’ meeting in over 3 years. Last audited financial statements filed with SEC were for the year ended September 30, 2016, which were audited by other auditors and whose report dated November 17, 2016, expressed an unqualified opinion on those statements. Subsequent to that till September 30, 2018, no audit was performed over the period.

Material Uncertainty Relating to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, The Company had incurred losses since inception and had an accumulated deficit of $62,985 as of September 30, 2020, and the Company had limited liquidity and anticipated more losses in the development of its business. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.

Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/Zia Masood Kiani & Co.

Zia Masood Kiani & Co.

(Chartered Accountants)

We have served as the Company's auditor since 2021.

Islamabad, Pakistan

Date: May 27, 2021

Nine Alliance Science & Technology Group

STATEMENTS OF OPERATIONS

(Audited)

	For the Years Ended September 30, 2020	For the Years Ended September 30, 2019
Revenues:	$ -	$ -
Operating Expenses		
General and Administrative Expenses	3,860	1,200
Professional Fees	4,877	3,395
Total Operating Expenses	8,737	4,595
Loss From Operations	(8,737)	(4,595)
Income Tax Provision	$ -	$ -
Net Loss	$ (8,737)	$ (4,595)
Basic & Diluted Loss per Common Share	$ (0.00)	$ (0.00)
Weighted Average Common Shares Outstanding	5,000,000	5,000,000

The accompanying notes are an integral part of these audited financial statements

Nine Alliance Science & Technology Group

STATEMENT OF CASH FLOWS

(Audited)

	For the Year Ended September 30, 2020	For the Year Ended September 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:		
Net Loss	$ (8,737)	$ (4,595)
Adjustments to reconcile net loss to net cash used in operating activities:		
Changes In:		
Accounts Payable	3,577	3,595
Accounts Payable - Related Party	1,000	1,000
Net Cash Used in Operating Activities	$ (4,160)	$ -
CASH FLOWS FROM FINANCING		
Proceeds from Related Party	4,160	-
Net Cash Provided by Financing Activities	$ 4,160	$ -
Net (Decrease) Increase in Cash	$ -	$ -
Cash at the Beginning of Year	$ -	$ -
Cash at the End of Year	$ -	$ -
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:		
Cash paid during the year for:		
Interest	$ -	$ -
Taxes	$ -	$ -

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

None.

The accompanying notes are an integral part of these audited financial statements

NINE ALLIANCE SCIENCE AND TECHNOLOGY GROUP

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND SEPTEMBER 30, 2019

NOTE 1 – NATURE OF OPERATIONS

Nine Alliance Science and Technology Group (the “Company”) was incorporated as Paramount Supply Inc. and established under the Corporation Laws of the State of Nevada on September 12, 2014. On September 29, 2017, the Company filed a Certificate of Amendment changing the name from “Paramount Supply Inc.” to “Nine Alliance Science and Technology Group”. The Company was formed for the purpose of marketing and distributing ladies fashion handbags. At the end of 2017 the Company became dormant and ceased all business operations.

On August 27, 2020, a motion and application was made to appoint a Custodian of the Company based on prior management abandoning its responsibilities to continue making filings at the Nevada Secretary of State’s office and for failing to hold a shareholders’ meeting in over 3 years and otherwise failing to keep current in its obligations to the Company.  Upon motion and application to the District Court, Clark County Nevada, the Court granted the request for Custodian for the Company (“Custodian”).   Upon granting the motion, the Court issued an Order acknowledging that the Custodian has performed all of the duties that had been required of it and the management of the Company will revert exclusively to the officers and directors appointed by the Custodian. In the Revival of the Company, Investment Reserves Series, as the Custodian of the Company, appointed Joseph Passalaqua as CEO, CFO and Secretary.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1 Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a September 30 fiscal year end.

2.2 Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

2.3 Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

2.4 Fair Value of Financial Instruments

The Company’s financial instruments consist of accounts payable and loans to shareholders. The carrying amount of financial instruments approximates fair value because of the short-term nature of these items.

NINE ALLIANCE SCIENCE AND TECHNOLOGY GROUP

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND SEPTEMBER 30, 2019

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

2.5 Stock-Based Compensation

As of September 30, 2020& 2019, the Company has not issued any stock-based payments to its employees Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

2.6 Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

2.7 Basic Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations.

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

For the years ended September 30, 2020 and September 30, 2019 there were no potentially dilutive debt or equity instruments issued or outstanding and any such shares would have been excluded from the computation because they would have been anti-dilutive as the Company incurred losses in this period.

2.8 Commitments and Contingencies

The Company follows ASC 440 & ASC 450, subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies and commitments respectively. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur.

The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

NINE ALLIANCE SCIENCE AND TECHNOLOGY GROUP

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND SEPTEMBER 30, 2019

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

2.8 Commitments and Contingencies (Continued)

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

2.9 Recent Accounting Pronouncements

The Company reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

NOTE 3 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a loss since Inception (March 25, 2008) resulting in an accumulated deficit of $62,985as of September 30, 2020 and further losses are anticipated in the development of its business. Further, the Company has current liabilities in excess of current assets and has a stockholders’ deficit at September 30, 2020. These factors raise substantial doubts about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements.

Further, the effects of Covid-19 could also impact our ability to operate under the going concern and maintain sufficient liquidity to continue operations. The impact of COVID-19 on companies is evolving rapidly and its future effects are uncertain. There are material uncertainties from Covid-19 that cast significant doubt on the company’s ability to operate under the going concern. It is possible that our company will have issues relating to the current situation that will need to be considered by management in the future. There will be a wide range of factors to take into account in going concern judgments and financial projections including travel bans, restrictions, government assistance and potential sources of replacement financing, financial health of suppliers and customers and their effect on expected profitability and other key financial performance ratios including information that shows whether there will be sufficient liquidity to continue to meet obligations when they are due.

The Company is filing a Registration Statement; Form-10-12g and will become effective 60 days’ post filing. Management believes that this plan provides an opportunity for the Company to continue as a going concern.The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock. The failure to achieve the necessary levels of profitability or obtaining additional funding would be detrimental to the Company.

NINE ALLIANCE SCIENCE AND TECHNOLOGY GROUP

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND SEPTEMBER 30, 2019

NOTE 4 – COMMON STOCK

On September 23, 2014, the Company issued 4,000,000 shares of common stock for a purchase price of$0.001 per share to its sole Director.  The Company received aggregate gross proceeds of $4,000.

On September 2, 2015, the Company issued 1,000,000 shares of common stock for a purchase price of $0.04 to 30 independent investors pursuant to an offering on Registration Statement on Form S-1. The Company received proceeds of $40,000.

As of the years ended September 30, 2020 and September 30, 2019 the Company had 75,000,000 shares of Common Stock Authorized and 5,000,000 shares of Common Stock Issued and Outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders or directors. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances were considered temporary in nature and were not formalized by a signed promissory note.

On July 6, 2020, Joseph Passalaqua, an officer and Related Party, advanced the Company $1,500 to cover the Company’s legal fees. This amount is non-interest bearing, payable on demand and unsecured. As of September 30, 2020, the outstanding balance on this amount was $1,500.

On September 29, 2020, Joseph Passalaqua, an officer and Related Party, advanced the Company $2,660 to cover the Company’s renewal with the State of Nevada.  This amount is non-interest bearing, payable on demand and unsecured. As of September 30, 2020 the outstanding balance on this amount was $2,660.

During the years ended September 30, 2019 and September 30, 2020, Lyboldt-Daly, Inc; with its sole officer as Joseph Passalaqua, who is also an officer and Related Party of Nine Alliance Science and Technology Group, Inc., provided the internal accounting for the Company, with $1,000 owed each year respectively. As of September 30, 2020, $2,000 is currently due for these services.

The Company currently operates out of an office of a related party free of rent.

NINE ALLIANCE SCIENCE AND TECHNOLOGY GROUP

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND SEPTEMBER 30, 2019

NOTE 6 – INCOME TAXES

As of September 30, 2019, the Company had net operating loss carry forwards of approximately $54,248 that may be available to reduce future years' taxable income in varying amounts through 2039.

As of September 30, 2020, the Company had net operating loss carry forwards of approximately $62,985 that may be available to reduce future years' taxable income in varying amounts through 2040.

Future tax benefits which arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The 21% tax rate provision for Federal income tax consists of the following:

	September 30, 2020	September 30, 2019
Federal income tax benefit attributable to:
Current operations	$13,227	$11.393
Less: change in valuation allowance	(13,227)	(11,393)
Net provision for Federal income taxes	$-	$-

The cumulative tax effect at the expected rate of 35% of significant items comprising our net deferred tax amount is as follows:

	September 30, 2020	September 30, 2019
Deferred tax asset attributable to:
Net operating loss carry over	$22,045	$18,987
Less: valuation allowance	(22,045)	(18,987)
Net deferred tax asset	$-	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $62,985 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years. The Company’s returns are open to examination by the Internal Revenue Services for all tax years since inception.

NINE ALLIANCE SCIENCE AND TECHNOLOGY GROUP

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND SEPTEMBER 30, 2019

NOTE 7 - SUBSEQUENT EVENTS

On October 14, 2020, Joseph Passalaqua, an officer and Related Party of the Company advanced the Company $2,000 to cover the Company’s Transfer Agent fees. The amount was non-interest bearing, payable on demand and unsecured. On October 31, 2020, the Company issued 70,000,000 shares of Common Stock to Friction & Heat LLC; Joseph Passalaqua as Managing Member, in exchange for debt in the amount of $2,000 paid to the Company’s Transfer Agent.  This amount is paid in full.

On November 16, 2020, Joseph Passalaqua, an officer and Related Party of the Company advanced the Company $2,045 to cover the Company’s Transfer Agent fees. This amount is non-interest bearing, payable on demand and unsecured.

On February 25, 2021, the Company filed a Certificate of Amendment to increase the authorized shares to 300,000,000, of which 290,000,000 will be Common Stock with a par value of $0.0001 and 10,000,000 will be Blank Check Preferred Stock with a par value of $0.0001. Joseph Passalaqua, an officer and Related Party advanced the Company $325 to cover the Company’s Amendment with Nevada. This amount is non-interest bearing, payable on demand and unsecured.

On March 4, 2021, Joseph Passalaqua, an officer and Related Party advanced the Company $1,950 to cover the Company’s Transfer Agent fees. This amount is non-interest bearing, payable on demand and unsecured.

The Company evaluated all other events or transactions that occurred after September 30, 2020 through May 27, 2021. The Company determined that it does not have any other subsequent event requiring recording or disclosure in the financial statements for the year ended September 30, 2020.

Nine Alliance Science & Technology Group

STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,	
	2021	2020	2021	2020
Revenues:	$ -	$ -	$ -	$ -
Operating Expenses				
General and Administrative Expenses	625	300	970	600
Professional Fees	4,157	-	7,169	-
Total Operating Expenses	4,782	300	8,139	600
Loss From Operations	(4,782)	(300)	(8,139)	(600)
Income Tax Provision	$ -	$ -	$ -	$ -
Net Loss	$ (4,782)	$ (300)	$ (8,139)	$ (600)
Basic & Diluted Loss per Common Share	$ (0.00)	$ (0.00)	$ (0.00)	$ (0.00)
Weighted Average Common Shares Outstanding	75,000,000	5,000,000	75,000,000	5,000,000

The accompanying notes are an integral part of these unaudited financial statements

Nine Alliance Science & Technology Group

STATEMENT OF CASH FLOWS

(Unaudited)

	For the Six Months Ended March 31, 2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:		
Net Loss	$ (8,139)	$ (600)
Adjustments to reconcile net loss to net cash used in operating activities:		
Changes In:		
Accounts Payable	2,319	600
Accounts Payable - Related Party	1,500	-
Net Cash Used in Operating Activities	$ (4,320)	$ -
CASH FLOWS FROM FINANCING		
Proceeds from Related Party	4,320	-
Net Cash Provided by Financing Activities	$ 4,320	$ -
Net (Decrease) Increase in Cash	$ -	$ -
Cash at the Beginning of Year	$ -	$ -
Cash at the End of Year	$ -	$ -
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:		
Cash paid during the year for:		
Interest	$ -	$ -
Taxes	$ -	$ -

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Issuance of 70,000,000 shares for Common Stock in exchange for $2,000 in Debt paid by a Related Party.

The accompanying notes are an integral part of these unaudited financial statements

NINE ALLIANCE SCIENCE AND TECHNOLOGY GROUP

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2021 AND MARCH 31, 2020

NOTE 1 – NATURE OF OPERATIONS

Nine Alliance Science and Technology Group (the “Company”) was incorporated as Paramount Supply Inc. and established under the Corporation Laws of the State of Nevada on September 12, 2014. On September 29, 2017, the Company filed a Certificate of Amendment changing the name from “Paramount Supply Inc.” to “Nine Alliance Science and Technology Group”. The Company was formed for the purpose of marketing and distributing ladies fashion handbags. At the end of 2017 the Company became dormant and ceased all business operations.

On August 27, 2020, a motion and application was made to appoint a Custodian of the Company based on prior management abandoning its responsibilities to continue making filings at the Nevada Secretary of State’s office and for failing to hold a shareholders’ meeting in over 3 years and otherwise failing to keep current in its obligations to the Company.  Upon motion and application to the District Court, Clark County Nevada, the Court granted the request for Custodian for the Company (“Custodian”).   Upon granting the motion, the Court issued an Order acknowledging that the Custodian has performed all of the duties that had been required of it and the management of the Company will revert exclusively to the officers and directors appointed by the Custodian. In the Revival of the Company, Investment Reserves Series, as the Custodian of the Company, appointed Joseph Passalaqua as CEO, CFO and Secretary.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1 Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a September 30 fiscal year end.

2.2 Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

2.3 Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of six months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

2.4 Fair Value of Financial Instruments

The Company’s financial instruments consist of accounts payable and loans to shareholders. The carrying amount of financial instruments approximates fair value because of the short-term nature of these items.

NINE ALLIANCE SCIENCE AND TECHNOLOGY GROUP

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2021 AND MARCH 31, 2020

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

2.5 Stock-Based Compensation

As of the year ended September 30, 2020 and the six months ended March 31,2021, the Company has not issued any stock-based payments to its employees Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

2.6 Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

2.7 Basic Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations.

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

For the year ended September 30, 2020 and the six months ended March 31, 2021, there were no potentially dilutive debt or equity instruments issued or outstanding and any such shares would have been excluded from the computation because they would have been anti-dilutive as the Company incurred losses in this period.

2.8 Commitments and Contingencies

The Company follows ASC 440 & ASC 450, subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies and commitments respectively. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur.

The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.

NINE ALLIANCE SCIENCE AND TECHNOLOGY GROUP

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2021 AND MARCH 31, 2020

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

2.8 Commitments and Contingencies (Continued)

If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

2.9 Recent Accounting Pronouncements

The Company reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

NOTE 3 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a loss since Inception (March 25, 2008) resulting in an accumulated deficit of $71,124as of March 31, 2021 and further losses are anticipated in the development of its business. Further, the Company has current liabilities in excess of current assets and has a stockholders’ deficit at March 31, 2021. These factors raise substantial doubts about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements.

Further, the effects of Covid-19 could also impact our ability to operate under the going concern and maintain sufficient liquidity to continue operations. The impact of COVID-19 on companies is evolving rapidly and its future effects are uncertain. There are material uncertainties from Covid-19 that cast significant doubt on the company’s ability to operate under the going concern. It is possible that our company will have issues relating to the current situation that will need to be considered by management in the future. There will be a wide range of factors to take into account in going concern judgments and financial projections including travel bans, restrictions, government assistance and potential sources of replacement financing, financial health of suppliers and customers and their effect on expected profitability and other key financial performance ratios including information that shows whether there will be sufficient liquidity to continue to meet obligations when they are due.

The Company is filing a Registration Statement; Form-10-12g and will become effective 60 days’ post filing. Management believes that this plan provides an opportunity for the Company to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock. The failure to achieve the necessary levels of profitability or obtaining additional funding would be detrimental to the Company.

NINE ALLIANCE SCIENCE AND TECHNOLOGY GROUP

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2021 AND MARCH 31, 2020

NOTE 4 – COMMON STOCK

On September 23, 2014, the Company issued 4,000,000 shares of common stock for a purchase price of$0.001 per share to its sole Director.  The Company received aggregate gross proceeds of $4,000.

On September 2, 2015, the Company issued 1,000,000 shares of common stock for a purchase price of $0.04 to 30 independent investors pursuant to an offering on Registration Statement on Form S-1. The Company received proceeds of $40,000.

On October 31, 2020, the Company issued 70,000,000 shares of Common Stock to Friction & Heat LLC; Joseph Passalaqua as Managing Member, in exchange for debt in the amount of $2,000 paid to the Company’s Transfer Agent.

On February 25, 2021, the Company filed a Certificate of Amendment to increase the authorized shares to 300,000,000, of which 290,000,000 will be Common Stock with a par value of $0.0001 and 10,000,000 will be Blank Check Preferred Stock with a par value of $0.0001.

As of the year ended September 30, 2020, the Company had 75,000,000 shares of Common Stock Authorized and 5,000,000 shares of Common Stock Issued and Outstanding.

As of the six months ended March 31, 2021, the Company had 290,000,000 shares of Common Stock Authorized and 75,000,000 shares of Common Stock Issued and Outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders or directors. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances were considered temporary in nature and were not formalized by a signed promissory note.

On July 6, 2020, Joseph Passalaqua, an officer and Related Party, advanced the Company $1,500 to cover the Company’s legal fees. This amount is  non-interest bearing, payable on demand and unsecured. As of the six months ended March 31, 2021, the outstanding balance on this amount was $1,500.

On September 29, 2020, Joseph Passalaqua, an officer and Related Party, advanced the Company $2,660 to cover the Company’s renewal with the State of Nevada.  This amount is non-interest bearing, payable on demand and unsecured. As of the six months ended December 31, 2021, the outstanding balance on this amount was $2,660.

NINE ALLIANCE SCIENCE AND TECHNOLOGY GROUP

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2021 AND MARCH 31, 2020

NOTE 5 – RELATED PARTY TRANSACTIONS (Continued)

On October 14, 2020, Joseph Passalaqua, an officer and Related Party of the Company advanced the Company $2,000 to cover the Company’s Transfer Agent fees. The amount was non-interest bearing, payable on demand and unsecured. On October 31, 2020, the Company issued 70,000,000 shares of Common Stock to Friction & Heat LLC; Joseph Passalaqua as Managing Member, in exchange for debt in the amount of $2,000 paid to the Company’s Transfer Agent.  As of the six months ended March 31, 2021, this amount is paid in full.

On November 16, 2020, Joseph Passalaqua, an officer and Related Party of the Company advanced the Company $2,045 to cover the Company’s Transfer Agent fees. This amount is non-interest bearing, payable on demand and unsecured. As of the six months ended March 31, 2021, the outstanding balance on this amount was $2,045.

On February 25, 2021, Joseph Passalaqua, an officer and Related Party advanced the Company $325 to cover the Company’s Amendment with Nevada. This amount is non-interest bearing, payable on demand and unsecured. As of the six months ended March 31, 2021, the outstanding balance on this amount was $325.

On March 4, 2021, Joseph Passalaqua, an officer and Related Party advanced the Company $1,950 to cover the Company’s Transfer Agent fees. This amount is non-interest bearing, payable on demand and unsecured. As of the six months ended March 31, 2021, the outstanding balance on this amount was $1,950.

During the year ended September 30, 2020 and the six months ended March 31, 2021, Lyboldt-Daly, Inc; its sole officer is Joseph Passalaqua, who is also an officer and Related Party of Nine Alliance Science and Technology Group, Inc., provided the internal accounting for the Company. As of six months ended March 31, 2021, $3,500 is currently due for these services.

The Company currently operates out of an office of a related party free of rent.

NINE ALLIANCE SCIENCE AND TECHNOLOGY GROUP

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2021 AND MARCH 31, 2020

NOTE 6 – INCOME TAXES

As of March 31, 2020, the Company had net operating loss carry forwards of approximately $600 that may be available to reduce future years' taxable income in varying amounts through 2040.

As of March 31, 2021, the Company had net operating loss carry forwards of approximately $8,139 that may be available to reduce future years' taxable income in varying amounts through 2041.

Future tax benefits which arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The 21% tax rate provision for Federal income tax consists of the following:

	March 31, 2021	March 31, 2020
Federal income tax benefit attributable to:
Current operations	$1,709	$126
Less: change in valuation allowance	(1,709)	(126)
Net provision for Federal income taxes	$-	$-

The cumulative tax effect at the expected rate of 35% of significant items comprising our net deferred tax amount is as follows:

	March 31, 2021	March 31, 2020
Deferred tax asset attributable to:
Net operating loss carry over	$2,849	$210
Less: valuation allowance	(2,849)	(210)
Net deferred tax asset	$-	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $71,124 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years. The Company’s returns are open to examination by the Internal Revenue Services for all tax years since inception.

NINE ALLIANCE SCIENCE AND TECHNOLOGY GROUP

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2021 AND MARCH 31, 2020

NOTE 7 - SUBSEQUENT EVENTS

On May 25, 2021, Joseph Passalaqua, an officer and Related Party advanced the Company $500 to cover the Company’s Transfer Agent fees. This amount is non-interest bearing, payable on demand and unsecured.

On May 28, 2021, Joseph Passalaqua, an officer and Related Party advanced the Company $4,933 to cover the Company’s Auditor/CPA fees. This amount is non-interest bearing, payable on demand and unsecured.

The Company evaluated all other events or transactions that occurred after March 31, 2021through June 10, 2021. The Company determined that it does not have any other subsequent event requiring recording or disclosure in the financial statements for the six months ended March 31, 2021.